UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 18, 2015

Ultragenyx Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36276	27-2546083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Leveroni Court, Novato, California		94949
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 483-8800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 18, 2015, Ultragenyx Pharmaceutical Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) virtually via the Internet. Stockholders who owned the Company’s common stock at the close of business on April 21, 2015, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting. As of the record date, 35,871,666 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 32,437,160 shares of the Company’s common stock were voted in person or by proxy for the two proposals set forth below, each of which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 28, 2015.

Proposal No. 1 – Election of Directors

The Company’s stockholders elected the Class II director nominees below to the Company’s Board of Directors to hold office until the 2018 Annual Meeting of Stockholders or until their successors are elected.

Class II Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Michael Narachi	29,842,233	643,501	1,951,426
Clay B. Siegall, Ph.D.	29,835,203	650,531	1,951,426

Proposal No. 2 – Ratification of Selection of Independent Registered Accounting Firm

The Company’s stockholders ratified the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015.

Votes For	Votes Against	Abstentions
32,410,116	3,646	23,398

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2015	Ultragenyx Pharmaceutical Inc.

	By:	/s/ Shalini Sharp
Shalini Sharp
Senior Vice President, Chief Financial Officer